UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):May 26, 2021

TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	TPX	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
Share Purchase Agreement
On May 26, 2021, Tempur Sealy International, Inc. (the "Company"), together with its indirectly wholly-owned subsidiary, Tempur Sealy (UK) Limited (the "Purchaser"), entered into a share purchase agreement, dated May 26, 2021 (the "Share Purchase Agreement"), with Project Dream S.à.r.l. and certain members of the management team (collectively, the "Sellers") and Dreams Topco Limited (the "Target"). Subject to the terms and conditions of the Share Purchase Agreement, the Purchaser has agreed to purchase the entire issued share capital of the Target and its direct and indirect subsidiaries (the "Transaction"), for an aggregate purchase price payable of approximately £340 million on a debt-free, cash-free basis, subject to certain adjustments for net debt and working capital as described in the Share Purchase Agreement.

Conditions to the Transaction

The parties' obligations to close the Transaction are subject to the receipt of applicable regulatory approval from the UK Financial Conduct Authority. The Share Purchase Agreement will terminate automatically if the closing condition is not satisfied on or before January 26, 2022.

Other Terms of the Transaction

The Sellers have given customary fundamental warranties in the Share Purchase Agreement, which are subject to certain limitations contained in the Share Purchase Agreement. The Sellers are subject to customary covenants under the Share Purchase Agreement including, among others, an obligation to carry on the Target's business in the ordinary course consistent with past practice in the period between signing of the Share Purchase Agreement and closing of the Transaction and not to take certain specified actions during that period.

The Company has agreed to guarantee the obligations of the Purchaser under the Share Purchase Agreement.

A copy of the Share Purchase Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The description of the Share Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Amendment No. 4 to the Credit Agreement

On May 26, 2021 the Company, Tempur-Pedic Management, LLC (the "Additional Borrower") and certain subsidiaries of the Company (the "Subsidiary Guarantors") entered into an Amendment No. 4 (the "Amendment") to the Company's Amended and Restated Credit Agreement dated as of October 16, 2019 (as amended, supplemented or otherwise modified as of the effective date of the Amendment, including by the Amendment, the "Credit Agreement"), among several banks and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The Amendment provides for an incremental delayed draw term loan in the aggregate principal amount of $300 million (the "Delayed Draw Term Loan"). The Delayed Draw Term Loan shall be drawn in a single drawing on or before the date that is 6-months after May 26, 2021. If drawn the maturity date of the Delayed Draw Term Loan will be October 16, 2024. Repayments and prepayments of the Delayed Draw Term Loan may not be reborrowed. The proceeds of the Delayed Draw Term Loan will be used for general corporate purposes and to pay fees and expenses in connection with the Amendment.

At the borrower's election, the Delayed Draw Term Loan will bear interest at either (i) a base rate plus an applicable margin or (ii) a Eurocurrency rate plus an applicable margin, subject to adjustment based on the Company's consolidated total leverage ratio. Once drawn, the Delayed Draw Term Loan will have the same terms and conditions as the Company's existing term loans under the Credit Agreement.

Certain of the Company's present and future domestic subsidiaries guarantee the obligations under the Delayed Draw Term Loan. The obligations under the Delayed Draw Term Loan are secured by a pledge of substantially all of the assets of the Company, the Additional Borrower and the subsidiary guarantors, subject to certain exceptions and exclusions.

The above description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Some of the lenders under the Credit Agreement and their affiliates have various relationships with the Company involving the provision of financial services, including other credit facilities with affiliates of the Company, cash management, investment banking, trust and other services.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K under the subheading 'Amendment No. 4 to the Credit Agreement' is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On May 27, 2021, Tempur Sealy International, Inc. released an updated investor presentation (the "Investor Presentation"). The Investor Presentation will be used from time to time in meetings with investors. A copy of the Investor Presentation is furnished herewith as Exhibit 99.3 and is incorporated into this Item 7.01 by reference.

The information disclosed pursuant to this Item 7.01 (including Exhibit 99.3) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liability of that section and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01. Other Events.

On May 27, 2021, the Company issued a press release announcing that it had entered into the Share Purchase Agreement and entered into an amendment to its credit agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On May 27, 2021, the Company issued a press release announcing a market update. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1*	Share Purchase Agreement, dated May 26, 2021 among Dreams Topco Limited, Project Dream S.à r.l., the management sellers named therein, Tempur Sealy (UK) Limited and Tempur Sealy International, Inc.
10.2
Amendment No. 4 dated as of May 26, 2021, by and among Tempur Sealy International, Inc., as parent borrower, Tempur-Pedic Management, LLC, as additional borrower, the subsidiary guarantors party thereto, the several banks and other financial institutions party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release dated May 27, 2021, titled "Tempur Sealy to Acquire Dreams, UK's Leading Specialty Bed Retailer"
99.2	Press Release dated May 27, 2021, titled "Tempur Sealy Provides Update on Improved Sales Trends"
99.3	Tempur Sealy International, Inc. May 27, 2021 Dreams Investor Presentation
104	Cover page interactive data file (embedded within the Inline XBRL document).
*
Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 27, 2021

Tempur Sealy International, Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer